Exhibit 99.2

FRESH HARVEST PRODUCTS, INC.

280 Madison Ave Suite 1005
New York, NY 10016
T. 212.889.5904 • F. 212.889.5731
www.freshharvestproducts.com

VIA FAX, E-MAIL AND FIRST CLASS MAIL

December 26, 2006

Soy Slim Corp.
3163 Kennedy Boulevard
Jersey City, New Jersey 07306
Attention: Robert Gilbert

Dear Mr. Gilbert,

The purpose of this letter is to acknowledge receipt of your letter dated December 15, 2006 and to accept your notice that the contract entered into between Fresh Harvest and Soy Slim dated February 1, 2006 is null and void. Accordingly, the parties, each having no legal responsibilities to each other, are in the same position that existed immediately prior to the execution of said contract by the parties

We will consider the aforementioned contract null and void as of the date of this letter.

Very truly yours,

Michael Friedman